Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-32439, 2-80883, 33-52069, 333-58248, 333-40536, 33-49646, 333-37210, 333-104279, 333-135088 and 333-147801) of Old Republic International Corporation of our reports dated February 26, 2010 relating to the financial statements, the effectiveness of internal control over financial reporting, and financial statement schedules which appear in this Form 10-K.

                                 /s/ PricewaterhouseCoopers LLP

February 26, 2010